UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2010

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 18, 2010, a Canadian Federal Court judge presiding over Biovail Corporation and Depomed, Inc. v. Apotex Inc. et al issued a decision in the matter.  The proceeding related to Apotex’s request to the Canadian Minister of Health to issue a Notice of Compliance (an “NOC”) authorizing Apotex, Inc. (“Apotex”) to market a generic version of the 500mg formulation of Glumetza® (extended release metformin hydrochloride tablets) licensed in Canada by Depomed, Inc. (“Depomed”) to a subsidiary of Biovail Corporation (“Biovail”).  The decision authorizes the issuance to Apotex of an NOC to market its generic version of the 500mg formulation of Glumetza in Canada.

The case involved a summary proceeding based upon limited evidence without fact discovery for the exclusive purpose of determining whether Apotex should be prohibited from receiving an NOC to market its generic product in Canada due to infringement by Apotex’s generic formulation of a Canadian patent (No. 2,290,624, the “’624 Patent”) owned by Depomed and licensed to Biovail.  The proceeding does not constitute patent infringement litigation under Canadian law.  The decision does not render the ‘624 Patent invalid.

The court found in favor of Biovail and Depomed as to issues related to Apotex’s assertions of non-infringement and invalidity of the ‘624 Patent due to anticipation or double patenting under Canadian patent law.  However, the judge found, under applicable Canadian law specific to NOCs, that the evidence presented in the matter was “evenly balanced” as to whether Apotex should be prohibited from receiving an NOC under Canadian law related to obviousness.  Because the burden of demonstrating validity of the patent was imposed on Biovail and Depomed in the proceeding and the court found the evidence to be evenly balanced as to whether the ‘624 Patent may be invalid due to obviousness, the court declined to prohibit the issuance of the NOC.  In patent infringement litigation, however, under Canadian patent law, the party challenging the validity of a patent has the burden of proving the patent is invalid.

The decision in the matter applies only to Apotex’s application for an NOC to market a generic version of 500mg formulation of Glumetza in Canada.  The decision is not binding in subsequent proceedings related to Glumetza, other pharmaceutical products covered by the ‘624 Patent, or Canadian patent infringement litigation related to Glumetza or other pharmaceutical products covered by the ‘624 Patent that may be prosecuted in the future by Depomed or licensees of the ‘624 Patent.

Under Canadian law, patent infringement litigation proceedings may be initiated against Apotex following the issuance of the NOC authorizing Apotex to market its generic version of the 500mg formulation of Glumetza in Canada.

In a summary judgment ruling issued in December 2007 in Depomed, Inc. v. IVAX Corporation the issue of obviousness of the US counterparts of the ‘624 Patent were addressed by Judge Charles Breyer of the United States Federal District Court for the Northern District of California.  In that case, Judge Breyer denied IVAX Corporation’s motion for summary judgment on the basis of assertions made by IVAX Corporation that the United States counterparts of the ‘624 Patent were invalid due to obviousness under United States patent law.  In any patent infringement litigation related to the United States counterparts of the ‘624 Patent arising from a third party’s application to market a generic pharmaceutical product in the United States or otherwise, the party challenging the validity of those patents has the burden of proving the patents are invalid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: January 20, 2010	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel